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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY(1)

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Name of Corporation                                                Jurisdiction of Incorporation
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

UNITED STATES SUBSIDIARIES
--------------------------
Florida Wire and Cable, Inc.                                                    Delaware
Georgetown Steel Corporation                                                    Delaware
GS Technologies Operating Co., Inc.                                             Delaware
ME - West Castings, Inc.                                                        Arizona
ME International, Inc.                                                          Michigan

FOREIGN SUBSIDIARIES
--------------------
Acerco S.A.                                                                     Peru
Aceros del Sur S.A. (68% directly owned by the company, and
                    8% directly owned by the Company's wholly-
                    owned subsidiary, Acerco S.A.)                              Peru
GS Technologies Europa GmbH                                                     Germany
GST Europa S.p.A.                                                               Italy
GST Europe Ltd.                                                                 United Kingdom
GST Europe S.A.                                                                 Belgium
Inversiones en Molienda S.A.                                                    Chile
MolyCop Chile S.A.                                                              Chile
MolyCop Steel, Inc.                                                             Canada
GST Philippines, Inc.                                                           Philippines

UNITED STATES JOINT VENTURE
---------------------------
American Iron Reduction LLC (50%)                                               Delaware

FOREIGN JOINT VENTURES
----------------------
Donhad Pty. Ltd. (40%)                                                          Australia
Empresa Siderurgica del Peru S.A. (96.46% owned by Sidercorp S.A.)              Peru
Sidercorp S.A. (32.9% owned by Acerco S.A.)                                     Peru
SIMEC MolyCop S.A. de C.V. (50%)                                                Mexico
MolyCop Canada Partnership (50%)                                                Canada
GSI Lucchini S.p.A. (49%)                                                       Italy
GSI Lucchini AB (49%)                                                           Sweden
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(1)      Subsidiaries are wholly-owned unless otherwise noted.